Exhibit 99.1

Jerash Holdings to Announce Fiscal Second Quarter Results on November 12

Fairfield, New Jersey – October 29, 2020 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company”) announced that it will release financial results for its fiscal second quarter, ended September 30, 2020, on November 12, 2020, before the market opens. The Company will subsequently conduct a conference call and webcast to review its results at 9:00 a.m. Eastern Time on November 12, 2020.

Interested parties can access the conference call by dialing +1-201-689-8049. The conference ID is 38475. Callers should dial in at least five minutes prior to the conference call start time.

A live and archived webcast will be available online in the investor relations section of Jerash’s website at www.jerashholdings.com. The webcast archive replay will be available approximately two hours after conclusion of the live call.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Hanes, New Balance, G-III, VF Corporation (which owns brands such as The North Face, Timberland, JanSport, etc.), and PVH Corp. (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, etc.). Its production facilities comprise four factory units, one workshop, and three warehouses and it currently employs approximately 4,100 people. Additional information is available at www.jerashholdings.com.

Contact:

Matt Kreps, Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com